Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 8 to the Registration Statement on Form S-3 of our report dated March 29, 2005 relating to the financial statements of Cleco Evangeline LLC, which appears in Amendment No. 1 to the Annual Report on Form 10-K/A of Cleco Corporation for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 8, 2005